Exhibit 99.1

Advance Auto Parts Provides Select First Quarter 2021 Estimated Results Ahead of Virtual Strategy Presentation

RALEIGH, N.C., April 20, 2021 – Advance Auto Parts, Inc. (NYSE: AAP), a leading automotive aftermarket parts provider in North America that serves both professional installer and do-it-yourself customers, has released select first quarter 2021 estimated results ahead of its virtual strategy presentation scheduled for today, April 20, 2021 at 10 a.m. Eastern Time.

“We continue to see strong demand from both DIY omnichannel and professional customers, with robust sales growth to start 2021,” said Tom Greco, president and chief executive officer. “Without question, the current external environment is benefiting our industry. This includes a positive impact from government stimulus, favorable weather and a gradual recovery in miles driven as the economy reopens. In addition, the focused effort of our team members to execute key initiatives is helping to accelerate top and bottom-line performance. I am confident that our strategic actions and investments over the past several years will further deliver on our transformation objectives throughout 2021. We look forward to discussing our long-term plans to increase total shareholder returns during our investor presentation later today.”

Based on actual results through March 27, 2021 and current estimates for the balance of the first quarter, the company provided the following:1
•Comparable store sales2 growth expected to range from 22% to 24%; On a two-year stack basis, Comparable store sales2 growth expected to range from 13% to 15%; and
•Adjusted operating income margin rate2 expected to range from 8.5% to 8.7%; GAAP Operating income margin rate expected to range from 7.0% to 7.2%.

In addition, the company has returned approximately $170 million through the repurchase of approximately 1.1 million shares, quarter to date through April 19, 2021.

Registration is required for today’s presentation. Participants can register online at ir.advanceautoparts.com and submit questions to be answered during the webcast. Following the event, a replay will be available on the company’s investor relations website.

1 The estimated financial results included herein are subject to completion of financial and operating closing procedures for the first fiscal quarter. Final results may differ materially from estimated results, including as a result of quarter-end closing procedures and other developments that may arise before results are finalized. Management believes it is useful to provide the following non-GAAP measures to evaluate the company’s operating performance across periods. Please refer to the company’s press release issued February 16, 2021 and Annual Report on Form 10-K filed on February 22, 2021 for additional historical information about these measures. Because of the forward-looking nature of the 2021 non-GAAP financial measure, specific quantification of the amounts that would be required to reconcile these non-GAAP financial measures to their most directly comparable GAAP financial measures are not available at this time.

2 Comparable store sales exclude sales to independently owned Carquest locations. Adjusted operating income margin rate is calculated by dividing Adjusted operating income by Net sales.

About Advance Auto Parts
Advance Auto Parts, Inc. is a leading automotive aftermarket parts provider that serves both professional installer and do-it-yourself customers. As of January 2, 2021, Advance operated 4,806 stores and 170 Worldpac branches in the United States, Canada, Puerto Rico and the U.S. Virgin Islands. The company also serves 1,277 independently owned Carquest branded stores across these locations in addition to Mexico, Grand Cayman, the Bahamas, Turks and Caicos and British Virgin Islands. Additional information about Advance, including employment opportunities, customer services, and online shopping for parts, accessories and other offerings can be found at www.AdvanceAutoParts.com.

Investor Relations Contact:	Media Contact:
Elisabeth Eisleben	Darryl Carr
T: (919) 227-5466	T: (984) 389-7207
E: invrelations@advanceautoparts.com	E: AAPCommunications@advance-auto.com

Forward-Looking Statements
Certain statements herein are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are usually identifiable by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” "guidance," “intend,” “likely,” “may,” “plan,” “position,” “possible,” “potential,” “probable,” “project,” “should,” “strategy,” “will,” or similar language. All statements other than statements of historical fact are forward-looking statements, including, but not limited to, statements about the company's strategic initiatives, operational plans and objectives, and future business and financial performance, as well as statements regarding underlying assumptions related thereto. Forward-looking statements reflect the company's views based on historical results, current information and assumptions related to future developments. Except as may be required by law, the company undertakes no obligation to update any forward-looking statements made herein. Forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those projected or implied by the forward-looking statements. They include, among others, factors related to the timing and implementation of strategic initiatives, the highly competitive nature of the company's industry, demand for the company's products and services, complexities in its inventory and supply chain, challenges with transforming and growing its business and factors related to the current global pandemic. Please refer to “Item 1A. Risk Factors.” of the company's most recent Annual Report on Form 10-K for a description of these and other risks and uncertainties that could cause actual results to differ materially from those projected or implied by the forward-looking statements.